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EXPRESS-1 EXPEDITED SOLUTIONS, INC.

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Express-1 Expedited Solutions Reports Second Quarter 2011 Results
SAINT JOSEPH, Mich. — August 15, 2011 — Express-1 Expedited Solutions, Inc. (NYSE Amex: XPO) (“Express-1” or the “Company”) today announced its financial results for the second quarter of 2011. Total revenue from continuing operations for the second quarter was $44.1 million, a 9.3% increase from the same period in 2010.
Net income from continuing operations for the second quarter was $914,000, or $.03 diluted earnings per share, compared with $1,504,000, or $.05 diluted earnings per share, for the same period in 2010. Gross margin of $7,180,000 declined 1.6 percentage points year-over-year to 16.3% for the quarter, reflecting a choppy environment for the Company’s Express-1 business unit, partially offset by gains in other operating segments.
Mike Welch, chief executive officer, said, “While our revenue growth in the quarter was solid, we experienced margin pressure within our Express-1 unit, including a greater reliance on high-volume, lower-rate customers, and the strategic expansion of our cross-border business. In addition, we drove 43% revenue growth in Bounce Logistics, a business model that generates a lower margin. Non-operational impacts on results included expenses related to the proposed equity investment led by Jacobs Private Equity, and a modification to the revenue recognition policy for our CGL unit that reduced both our top line and our profitability.
“Domestic demand began to strengthen late in the quarter, as reflected in our June gross margin of 16.9%. In addition, we are continuing to see significant growth in our business with Mexico, where Express-1’s expertise in border logistics is a competitive advantage. We anticipate that our overall operating environment will continue to become more favorable through the balance of the year as Japan’s export production recovers from the tsunami and seasonal retail activity develops.”
Welch continued, “Our board has recommended the proposed investment in Express-1 led by Jacobs Private Equity. This is a tremendous opportunity for the company to carve out a major position under the new banner of XPO Logistics in three areas where we already excel: expedited transportation solutions, domestic and international freight forwarding, and premium truckload brokerage. We look forward to the stockholder vote on September 1.”
Conference Call
In light of the pending equity investment, the Company’s next earnings conference call will be held after the reporting of third quarter 2011 results.
About Express-1 Expedited Solutions, Inc.
Founded in 1989, Express-1 is a non-asset-based, third-party logistics services provider that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The Company offers its services through three distinct business units: Express-1, Inc. (expedited transportation solutions), the fifth largest U.S. expedited freight service provider, according to The Journal of Commerce; Concert Group Logistics, Inc. (domestic and international freight forwarding); and Bounce Logistics, Inc. (premium truckload brokerage). The Company serves more than 4,000 retail, commercial, manufacturing and industrial customers through six U.S. operations centers and 23 agent locations. www.xpocorporate.com
Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others: uncertainties as to the timing of the proposed equity investment; the possibility that competing transaction proposals will be made; the possibility that various closing conditions for the proposed equity investment may not be satisfied or waived; the possibility that the warrants contemplated by the proposed equity investment, if issued, will not be exercised; the potential inability to identify and consummate acquisitions and arrange adequate financing; the acquisition of businesses or the launch of new lines of business could increase operating expenses and dilute operating margins; increased competition could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; the general risks associated with our businesses; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events.
Contact:
Express-1 Expedited Solutions, Inc.
Mike Welch, 269-429-9761
Mike.Welch@xpocorporate.com

Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheets

	(Unaudited)
	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash	$647,000	$561,000
Accounts receivable, net of allowances of $137,000 and $136,000, respectively	24,533,000	24,272,000
Prepaid expenses	601,000	257,000
Deferred tax asset, current	0	314,000
Income tax receivable	859,000	1,348,000
Other current assets	251,000	813,000

Total current assets	26,891,000	27,565,000

Property and equipment, net of $3,611,000 and $3,290,000 in accumulated depreciation, respectively	2,865,000	2,960,000
Goodwill	16,959,000	16,959,000
Identifiable intangible assets, net of $3,094,000 and $2,827,000 in accumulated amortization, respectively	8,280,000	8,546,000
Loans and advances	120,000	126,000
Other long-term assets	481,000	516,000

Total long-term assets	28,705,000	29,107,000

Total assets	$55,596,000	$56,672,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,890,000	$8,756,000
Accrued salaries and wages	402,000	1,165,000
Accrued expenses, other	2,945,000	2,877,000
Deferred tax liabilities, current	80,000	0
Current maturities of long-term debt and capital leases	1,667,000	1,680,000
Other current liabilities	646,000	773,000

Total current liabilities	14,630,000	15,251,000

Line of credit	0	2,749,000
Long-term debt and capital leases, net of current maturities	1,250,000	2,083,000
Deferred tax liability, long-term	2,338,000	2,032,000
Other long-term liabilities	426,000	544,000

Total long-term liabilities	4,014,000	7,408,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares; no shares issued or outstanding	0	0
Common stock, $.001 par value; 100,000,000 shares authorized; 33,191,561 and 32,687,522 shares issued, respectively; and 33,011,561 and 32,507,522 shares outstanding, respectively	33,000	33,000
Additional paid-in capital	28,116,000	27,208,000
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)
Accumulated earnings	8,910,000	6,879,000

Total stockholders’ equity	36,952,000	34,013,000

Total liabilities and stockholders’ equity	$55,596,000	$56,672,000

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues
Operating revenue	$44,094,000	$40,340,000	$85,602,000	$71,982,000
Expenses
Direct expense	36,914,000	33,101,000	71,215,000	59,144,000

Gross margin	7,180,000	7,239,000	14,387,000	12,838,000
Selling, general and administrative expense	5,537,000	4,598,000	10,744,000	8,673,000

Operating income	1,643,000	2,641,000	3,643,000	4,165,000
Other expense	33,000	34,000	62,000	54,000
Interest expense	47,000	88,000	96,000	108,000

Income before income tax provision	1,563,000	2,519,000	3,485,000	4,003,000
Income tax provision	649,000	1,015,000	1,454,000	1,665,000

Net income	$914,000	$1,504,000	$2,031,000	$2,338,000

Basic earnings per common share

Net income	$0.03	$0.05	$0.06	$0.07

Diluted earnings per common share

Net income	$0.03	$0.05	$0.06	$0.07

Weighted average common shares outstanding

Basic weighted average common shares outstanding	33,010,881	32,044,116	32,857,654	32,039,706

Diluted weighted average common shares outstanding	34,333,656	32,645,399	34,211,517	32,602,367

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Three Months Ended June 30, 2011 and 2010
(Unaudited)

					Percent of
	Three Months Ended June 30,		Quarter to Quarter Change		Business Unit Revenue
	2011	2010	In Dollars	In Percentage	2011	2010
Revenues
Express-1	$23,060,000	$20,557,000	$2,503,000	12.2%	52.2%	51.0%
CGL	15,722,000	16,074,000	(352,000)	-2.2%	35.7%	39.8%
Bounce	6,687,000	4,675,000	2,012,000	43.0%	15.2%	11.6%
Intercompany eliminations	(1,375,000)	(966,000)	(409,000)	42.3%	-3.1%	-2.4%

Total revenues	44,094,000	40,340,000	3,754,000	9.3%	100.0%	100.0%

Direct expenses
Express-1	18,573,000	15,720,000	2,853,000	18.1%	80.5%	76.5%
CGL	14,051,000	14,426,000	(375,000)	-2.6%	89.4%	89.7%
Bounce	5,665,000	3,921,000	1,744,000	44.5%	84.7%	83.9%
Intercompany eliminations	(1,375,000)	(966,000)	(409,000)	42.3%	100.0%	100.0%

Total direct expenses	36,914,000	33,101,000	3,813,000	11.5%	83.7%	82.1%

Gross margin
Express-1	4,487,000	4,837,000	(350,000)	-7.2%	19.5%	23.5%
CGL	1,671,000	1,648,000	23,000	1.4%	10.6%	10.3%
Bounce	1,022,000	754,000	268,000	35.5%	15.3%	16.1%

Total gross margin	7,180,000	7,239,000	(59,000)	-0.8%	16.3%	17.9%

Selling, general & administrative
Express-1	2,473,000	2,355,000	118,000	5.0%	10.7%	11.5%
CGL	1,272,000	1,093,000	179,000	16.4%	8.1%	6.8%
Bounce	850,000	613,000	237,000	38.7%	12.7%	13.1%
Corporate	942,000	537,000	405,000	75.4%	2.1%	1.3%

Total selling, general & administrative	5,537,000	4,598,000	939,000	20.4%	12.6%	11.4%

Operating income
Express-1	2,014,000	2,482,000	(468,000)	-18.9%	8.7%	12.1%
CGL	399,000	555,000	(156,000)	-28.1%	2.5%	3.5%
Bounce	172,000	141,000	31,000	22.0%	2.6%	3.0%
Corporate	(942,000)	(537,000)	(405,000)	-75.4%	-2.1%	-1.3%

Operating income	1,643,000	2,641,000	(998,000)	-37.8%	3.7%	6.5%

Interest expense	47,000	88,000	(41,000)	-46.6%	0.1%	0.2%
Other expense	33,000	34,000	(1,000)	-2.9%	0.1%	0.1%

Income before tax	1,563,000	2,519,000	(956,000)	-38.0%	3.5%	6.2%

Tax provision	649,000	1,015,000	(366,000)	-36.1%	1.5%	2.5%

Net income	$914,000	$1,504,000	$(590,000)	-39.2%	2.0%	3.7%

Express-1 Expedited Solutions, Inc.
Summary Financial Table
For the Six Months Ended June 30, 2011 and 2010
(Unaudited)

					Percent of
	Six Months Ended June 30,		Year to Year Change		Business Unit Revenue
	2011	2010	In Dollars	In Percentage	2011	2010
Revenues
Express-1	$43,802,000	$36,769,000	$7,033,000	19.1%	51.1%	51.1%
CGL	31,461,000	29,012,000	2,449,000	8.4%	36.8%	40.3%
Bounce	12,670,000	7,798,000	4,872,000	62.5%	14.8%	10.8%
Intercompany eliminations	(2,331,000)	(1,597,000)	(734,000)	46.0%	-2.7%	-2.2%

Total revenues	85,602,000	71,982,000	13,620,000	18.9%	100.0%	100.0%

Direct expenses
Express-1	34,762,000	28,262,000	6,500,000	23.0%	79.4%	76.9%
CGL	28,064,000	25,954,000	2,110,000	8.1%	89.2%	89.5%
Bounce	10,720,000	6,525,000	4,195,000	64.3%	84.6%	83.7%
Intercompany eliminations	(2,331,000)	(1,597,000)	(734,000)	46.0%	100.0%	100.0%

Total Direct expenses	71,215,000	59,144,000	12,071,000	20.4%	83.2%	82.2%

Gross margin
Express-1	9,040,000	8,507,000	533,000	6.3%	20.6%	23.1%
CGL	3,397,000	3,058,000	339,000	11.1%	10.8%	10.5%
Bounce	1,950,000	1,273,000	677,000	53.2%	15.4%	16.3%

Total gross margin	14,387,000	12,838,000	1,549,000	12.1%	16.8%	17.8%

Selling, general & administrative
Express-1	5,125,000	4,376,000	749,000	17.1%	11.7%	11.9%
CGL	2,526,000	2,247,000	279,000	12.4%	8.0%	7.7%
Bounce	1,640,000	1,035,000	605,000	58.5%	12.9%	13.3%
Corporate	1,453,000	1,015,000	438,000	43.2%	1.7%	1.4%

Total selling, general & administrative	10,744,000	8,673,000	2,071,000	23.9%	12.6%	12.0%

Operating income
Express-1	3,915,000	4,131,000	(216,000)	-5.2%	8.9%	11.2%
CGL	871,000	811,000	60,000	7.4%	2.8%	2.8%
Bounce	310,000	238,000	72,000	30.3%	2.4%	3.1%
Corporate	(1,453,000)	(1,015,000)	(438,000)	-43.2%	-1.7%	-1.4%

Operating income	3,643,000	4,165,000	(522,000)	-12.5%	4.2%	5.8%

Interest expense	96,000	108,000	(12,000)	-11.1%	0.1%	0.2%
Other expense	62,000	54,000	8,000	14.8%	0.1%	0.1%

Income before tax	3,485,000	4,003,000	(518,000)	-12.9%	4.0%	5.5%

Tax provision	1,454,000	1,665,000	(211,000)	-12.7%	1.7%	2.3%

Net income	$2,031,000	$2,338,000	$(307,000)	-13.1%	2.3%	3.2%